SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2010

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 11, 2009, Inergy, L.P. (the “Partnership”) issued a press release announcing that its wholly owned subsidiary, Inergy Midstream, LLC (“Inergy”) has executed a definitive agreement to purchase the Seneca Lake natural gas storage facility (“Seneca Lake”) and two related pipelines from New York State Electric & Gas Corporation (“NYSEG”). Additionally, the Partnership will conduct a live conference call and internet webcast Tuesday, January 12, 2010, to discuss its business outlook giving effect to the Seneca Lake transaction as well as the recently announced Liberty Propane, L.P. and MGS Corporation transactions. The call will begin at 3:15 p.m. CT. The call-in number for the management conference call is 1-877-405-3427, and the conference name is Inergy. The live internet webcast and the replay can be accessed on Inergy’s website, www.inergylp.com. A digital recording of the call will be available for one week following the call by dialing 1-800-642-1687 and entering the pass code 50395843. The press release is attached hereto as Exhibit 99.1

In accordance with General Instruction B.2. of form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such a filing.

The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press release dated January 11, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: January 11, 2010	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger Senior Vice President - General Counsel and Secretary

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